As filed with the Securities and Exchange Commission on June 18, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-3072771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 Enclave Parkway

Houston, Texas 77077

(281) 589-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lisa A. Machesney

Vice President, Managing Counsel and Corporate Secretary

Cabot Oil & Gas Corporation

1200 Enclave Parkway

Houston, Texas 77077

(281) 589-4600

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Copy to:

J. David Kirkland, Jr.

Tull R. Florey

Baker Botts L.L.P.

910 Louisiana

Houston, Texas 77002-4995

(713) 229-1234

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)
Common Stock, par value $.10 per share(2)

(1)	There is being registered hereunder such indeterminate number of shares of common stock of the registrant as may from time to time be issued at indeterminate prices. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, the registrant hereby defers payment of the registration fee required in connection with this registration statement.
(2)	Includes the rights to purchase preferred stock associated with the common stock.

Prospectus

Cabot Oil & Gas Corporation

Common Stock

This prospectus contains summaries of the general terms of the shares of common stock and the general manner in which they will be offered for sale. At the time of each offering, we will provide the specific terms, manner of offering and the initial offering price to public of the securities in a supplement to this prospectus. The prospectus supplements may add to, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. Cabot Oil & Gas Corporation common stock is traded on the New York Stock Exchange under the trading symbol “COG.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 18, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission using a “shelf” registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

ABOUT CABOT OIL & GAS CORPORATION

We are an independent oil and gas company engaged in the development, exploitation and exploration of oil and gas properties located in North America. Our five principal areas of operation are the Appalachian Basin, onshore Gulf Coast, including south and east Texas and north Louisiana, the Rocky Mountains, the Anadarko Basin and the deep gas basin of Western Canada. Operationally, we have four regional offices located in Houston, Texas; Charleston, West Virginia; Denver, Colorado; and Calgary, Alberta. Our principal executive office is located at 1200 Enclave Parkway, Houston, Texas 77077, telephone (281) 589-4600.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about Cabot at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Internet site is located at http://www.cabotog.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available, free of charge, through our Internet site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on our Internet site or any other Internet site is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K) until the termination of this offering. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on February 27, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as filed with the SEC on May 5, 2008;

•	our Current Reports on Form 8-K as filed with the SEC on January 18, 2008, February 26, 2008, June 9, 2008 and June 18, 2008 (excluding the information furnished pursuant to Item 7.01 thereof); and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on January 24, 1990, as amended by Form 8-K dated July 1, 2002 and Form 8-K dated June 1, 2006, and the description of Rights to Purchase Series A Junior Participating Preferred Stock contained in our Registration Statement on Form 8-A filed April 1, 1991, as amended by Form 8-K dated December 8, 2000, Form 8-K dated July 1, 2002 and Form 8-K dated June 1, 2006, as we may further update these descriptions from time to time.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning Cabot at the following address:

Cabot Oil & Gas Corporation

1200 Enclave Parkway

Houston, TX 77077-1607

Attention: Lisa A. Machesney

Telephone: (281) 589-4600

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

FORWARD-LOOKING INFORMATION

The statements regarding future financial and operating performance and results, market prices, future hedging activities, and other statements that are not historical facts contained in this prospectus are forward-looking statements. The words “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “forecast,” “predict,” “may,” “should,” “could,” “will” and similar expressions are also intended to identify forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, market factors, market prices (including regional basis differentials) of natural gas and oil, results for future drilling and marketing activity, future production and costs and other factors detailed herein and in our other SEC filings. Please read “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 for additional information about these risks and uncertainties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt, acquisitions, working capital, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital consists of 120 million shares of common stock, par value $0.10 per share, and 5 million shares of preferred stock, par value $0.10 per share, issuable in series.

Common Stock

Holders of common stock may receive dividends if and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations to holders of any preferred stock and covenants contained in debt agreements. Holders of common stock are entitled to one vote per share on matters submitted to them. Cumulative voting of shares is prohibited, meaning that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. The common stock has no preemptive rights and is not convertible, redeemable or assessable, or entitled to the benefits of any sinking fund.

If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

The common stock is listed on the New York Stock Exchange and trades under the symbol “COG.”

Preferred Stock

Our board of directors is allowed, without action by stockholders, to issue one or more series of preferred stock. The board of directors can also determine the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, of a series of the preferred stock.

Staggered Board of Directors

Our bylaws divide our board of directors into three classes, as nearly equal in number as possible, serving staggered three-year terms. The bylaws also provide that the classified board provision may not be amended without the affirmative vote of a majority of the voting power of our capital stock. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to effect a change in control of the board of directors, unless the bylaws are amended.

Stockholder Rights Plan

Our board of directors has adopted a preferred stock purchase rights plan. Under the plan, each share of common stock currently includes one right to purchase preferred stock. We have summarized selected provisions of the rights below. This summary is not complete. We have previously filed the rights agreement, as amended, with the SEC, and you should read it for provisions that may be important to you.

Currently, the rights are not exercisable and are attached to all outstanding shares of common stock. The rights will separate from the common stock and become exercisable:

•

ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the outstanding common stock, or

•	ten business days following the start of a tender offer or exchange offer that would result in a person’s acquiring beneficial ownership of 15% of the outstanding common stock.

Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten business days after the start of a tender or exchange offer referred to in the second bullet point. A 15% beneficial owner is referred to as an “acquiring person” under the plan. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

After the rights are separately distributed, each right will entitle the holder to purchase from Cabot one-third of one one-hundredth of a share of junior participating preferred stock for a purchase price of approximately $18.33, or $55.00 for each one one-hundredth of a share. The rights will expire at the close of business on January 21, 2010, unless we redeem or exchange them earlier as described below.

If a person becomes an acquiring person, the rights will become rights to purchase shares of common stock for one-half the current market price (as defined in the rights agreement) of the common stock. This occurrence is referred to as a “flip-in event” under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our stockholders. If our board makes this determination, the purchase of shares under the offer will not be a flip-in event.

If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power are sold or transferred, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a price of one-half the current market price of that stock. An acquiring person will not be entitled to exercise its rights, which will have become void.

Until a person has become an acquiring person, our board may decide to redeem the rights at a price of one-third of one cent per right, payable in cash, shares of common stock or other consideration.

At any time after a flip-in event and prior to a person’s becoming the beneficial owner of 50% or more of the shares of common stock, our board may decide to exchange the rights for shares of common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

Other than certain provisions relating to the principal economic terms of the rights, the rights agreement may be amended by our board of directors as long as the rights are redeemable. Thereafter, the provisions of the rights agreement may be amended by our board of directors in order to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our stockholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by our board of directors.

Delaware Anti-Takeover Statute

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•

upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

•

after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Limitation on Directors’ Liability

Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors’ fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although Delaware law does not change directors’ duty of care, it allows corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability:

•	for any breach of their duty of loyalty to the company or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is BNY Mellon Shareowner Services.

PLAN OF DISTRIBUTION

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the offered securities and certain other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Cabot Oil & Gas Corporation for the three month periods ended March 31, 2008 and 2007, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 5, 2008 incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

EXPERTS

We have incorporated in this prospectus by reference the review letter of Miller and Lents, Ltd., independent oil and gas consultants, dated February 6, 2008 with respect to certain proved reserve estimates prepared by us in reliance on the authority of that firm as experts in petroleum engineering and appearing in our Annual Report on Form 10-K for the year ended December 31, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth expenses payable by Cabot in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		50,000
Legal fees and expenses		150,000
Accounting fees and expenses		100,000
Miscellaneous		150,000

Total	$	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director or officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and others in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such director or officer against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Article XXXVIII of the Company’s bylaws provides for indemnification of the directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. Article XXXVIII of the bylaws provides that expenses incurred by a director or officer in defending a suit or other similar proceeding shall be paid by the Company upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Company.

Additionally, the Company’s certificate of incorporation (the “Charter”) contains a provision that limits the liability of the Company’s directors to the fullest extent permitted by the Delaware General Corporation Law. The provision eliminates the personal liability of directors to the Company or its stockholders for monetary damages for breach of the director’s fiduciary duty of care as a director. As a result, stockholders may be unable to recover monetary damages against directors for negligent or grossly negligent acts or omissions in violation of their duty of care. The provision does not change the liability of a director for breach of his duty of loyalty to the Company or to stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the declaration or payment of dividends in violation of Delaware law, or in respect of any transaction from which a director receives an improper personal benefit.

In addition to its Charter and bylaw provisions, the Company has taken such other steps as are reasonably necessary to effect its indemnification policy. Included among such other steps is liability insurance provided by the Company for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors or officers of the Company. The Company has also entered into indemnity agreements with individual officers. These agreements generally provide such officers with a contractual right to indemnification to the full extent provided by applicable law and the bylaws of the Company as in effect at the respective dates of such agreements.

The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned bylaw provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

Agreements which may be entered into with underwriters, dealers and agents who participate in the distribution of securities of the Company may contain provisions relating to the indemnification of the Company’s officers and directors.

Item 16.	Exhibits*

Exhibit No.			Description

	3.1	—	Certificate of Incorporation of the Company (Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 33-32553)).

	3.2	—	Certificate of Amendment of Certificate of Incorporation (Exhibit 3.1 to the Company’s Form 8-K for July 1, 2002).

	3.3	—	Certificate of Amendment of Certificate of Incorporation (Exhibit 3.1 to the Company’s Form 8-K for June 1, 2006).

	3.4	—	Amended and Restated Bylaws of the Company amended May 2, 2007 (Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

	4.1	—	Form of Certificate of Common Stock of the Company (Exhibit 4 to the Company’s Registration Statement on Form S-1 (No. 33-32553)).

	4.2	—	Certificate of Designation for Series A Junior Participating Preferred Stock (Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993).

	4.3	—	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (Exhibit 3.2 to the Company’s Current Report on Form 8-K for July 1, 2002).

	4.4	—	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (Exhibit 3.2 to the Company’s Current Report on Form 8-K for June 1, 2006).

	4.5	—	Rights Agreement, dated as of March 28, 1991, as amended and restated as of December 8, 2000, between the Company and Fleet National Bank, formerly known as The First National Bank of Boston and as BankBoston, N.A., as Rights Agent (Exhibit 1 to the Company’s Current Report on Form 8-K for December 8, 2000).

			(a) Amendment to Rights Agreement dated January 1, 2003 (The Bank of New York as Rights Agent) (Exhibit 4.3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

			(b) Amendment to Rights Agreement dated March 30, 2007 (regarding uncertified shares) (Exhibit 4.3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

†	5.1	—	Opinion of Baker Botts L.L.P. with respect to legality of the securities offered.

†	15.1	—	Awareness Letter of PricewaterhouseCoopers LLP.

†	23.1	—	Consent of PricewaterhouseCoopers LLP.

†	23.2	—	Consent of Miller and Lents, Ltd.

†	23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

†	24.1	—	Powers of Attorney of directors and officers of Cabot (included on the signature pages of the Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iii) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.
†	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 18, 2008.

CABOT OIL & GAS CORPORATION

By	/S/ DAN O. DINGES
Dan O. Dinges
Chairman, President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Dan O. Dinges, Chairman, President and Chief Executive Officer, Scott C. Schroeder, Vice President and Chief Financial Officer, and Lisa A. Machesney, Vice President, Managing Counsel and Corporate Secretary, and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform in the name and on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 2008.

Signature	Title

/S/ DAN O. DINGES Dan O. Dinges	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ SCOTT C. SCHROEDER Scott C. Schroeder	Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ HENRY C. SMYTH Henry C. Smyth	Vice President, Controller and Treasurer (Principal Accounting Officer)

/S/ DAVID M. CARMICHAEL David M. Carmichael	Director

/S/ ROBERT L. KEISER Robert L. Keiser	Director

/S/ ROBERT KELLEY Robert Kelley	Director

/S/ P. DEXTER PEACOCK P. Dexter Peacock	Director

/S/ WILLIAM P. VITITOE William P. Vititoe	Director

EXHIBIT INDEX*

Exhibit No.			Description

	3.1	—	Certificate of Incorporation of the Company (Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 33-32553)).

	3.2	—	Certificate of Amendment of Certificate of Incorporation (Exhibit 3.1 to the Company’s Form 8-K for July 1, 2002).

	3.3	—	Certificate of Amendment of Certificate of Incorporation (Exhibit 3.1 to the Company’s Form 8-K for June 1, 2006).

	3.4	—	Amended and Restated Bylaws of the Company amended May 2, 2007 (Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

	4.1	—	Form of Certificate of Common Stock of the Company (Exhibit 4 to the Company’s Registration Statement on Form S-1 (No. 33-32553)).

	4.2	—	Certificate of Designation for Series A Junior Participating Preferred Stock (Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1993).

	4.3	—	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (Exhibit 3.2 to the Company’s Current Report on Form 8-K for July 1, 2002).

	4.4	—	Certificate of Increase of Shares Designated Series A Junior Participating Preferred Stock (Exhibit 3.2 to the Company’s Current Report on Form 8-K for June 1, 2006).

	4.5	—	Rights Agreement, dated as of March 28, 1991, as amended and restated as of December 8, 2000, between the Company and Fleet National Bank, formerly known as The First National Bank of Boston and as BankBoston, N.A., as Rights Agent (Exhibit 1 to the Company’s Current Report on Form 8-K for December 8, 2000).

			(a) Amendment to Rights Agreement dated January 1, 2003 (The Bank of New York as Rights Agent) (Exhibit 4.3(c) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003).

			(b) Amendment to Rights Agreement dated March 30, 2007 (regarding uncertified shares) (Exhibit 4.3(b) to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007).

†	5.1	—	Opinion of Baker Botts L.L.P. with respect to legality of the securities offered.

†	15.1	—	Awareness Letter of PricewaterhouseCoopers LLP.

†	23.1	—	Consent of PricewaterhouseCoopers LLP.

†	23.2	—	Consent of Miller and Lents, Ltd.

†	23.3	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

†	24.1	—	Powers of Attorney of directors and officers of Cabot (included on the signature pages of the Registration Statement).

*	We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iii) any required opinion of counsel to us as to certain tax matters relative to the securities offered hereby.
†	Filed herewith.